Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Results for Third Quarter 2024

November 7, 2024

•For the quarter ended September 30, 2024:
◦Total Revenue of $2.4 billion, a 68% increase year-over-year
◦Medical Loss Ratio of 84.6%, an 80 bps increase year-over-year
◦SG&A Expense Ratio of 19.0%, a 360 bps improvement year-over-year
◦Net loss attributable to Oscar of $54.6 million, or $(0.22) of earnings per share, a $10.8 million improvement year-over-year
◦Adjusted EBITDA loss of $11.6 million, an $8.7 million improvement year-over-year

New York, NY, November 7, 2024 – Oscar Health, Inc. (“Oscar” or the “Company”) (NYSE: OSCR), a leading healthcare technology company, today announced its financial results for the third quarter ended September 30, 2024.

“Oscar reported positive third quarter results with strong revenue growth and improved financial performance," said Mark Bertolini, CEO of Oscar Health. “Our technology continues to enhance our growth and positions us to efficiently scale the business. We expect to deliver positive Adjusted EBITDA and net income profitability this year, setting a solid foundation to achieve our long-term targets.”

Total Revenue of $2.4 billion in the quarter increased 68% year-over-year, driven primarily by higher membership and rate increases.

The Medical Loss Ratio increased 80 bps year-over-year to 84.6%, due to modestly higher medical costs, primarily driven by higher Special Enrollment Period membership resulting in higher risk adjustment transfers as well as higher COVID-related costs, partially offset by favorable prior period development. The SG&A Expense Ratio improved 360 bps year-over-year to 19.0%, driven by improved fixed cost leverage and variable cost efficiencies.

Adjusted EBITDA loss of $11.6 million improved by $8.7 million year-over-year, and Net loss attributable to Oscar of $54.6 million also improved by $10.8 million year-over-year.

Oscar is updating its full year 2024 outlook to reflect year-to-date performance. The Company projects Revenue to be in the $9.2 billion to $9.3 billion range, $200 million above the prior range of $9.0 billion to $9.1 billion, and a lower SG&A Expense Ratio in the range of 19.4% to 19.6%. Additionally, the Company now projects Medical Loss Ratio to be towards the high-end of the prior range of 80.5% to 81.5%, and Adjusted EBITDA to be towards the high-end of the prior range of $160 million to $210 million. The Company also expects to achieve net income profitability this year.

Oscar Health, Inc.
News Release

Key Metrics and Non-GAAP Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2024	2023	2024	2023
Total revenue	$2,423,482	$1,439,991	$6,785,128	$4,431,211
Medical Loss Ratio (MLR)	84.6%	83.8%	79.5%	80.0%
SG&A Expense Ratio	19.0%	22.6%	19.0%	24.0%
Adjusted EBITDA(1)	$(11,563)	$(20,285)	$311,877	$66,355
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Financial Metrics - Adjusted EBITDA” in this release for a reconciliation to net loss, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

	As of September 30,
Membership by Offering	2024	2023
Individual and Small Group	1,602,993	912,761
Medicare Advantage	—	1,840
Cigna+Oscar (1)	51,291	68,559
Total Members (2)	1,654,284	983,160
(1)Represents total membership for Oscar’s co-branded partnership with Cigna.
(2)A member covered under more than one of our health plans counts as a single member for the purposes of this metric.

Oscar Health, Inc.
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Quarterly Conference Call Details
Oscar will host a conference call to discuss the financial results today, November 7, 2024, at 8:00 a.m. (ET). A live audio webcast will be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Financial Metrics” below.

Oscar has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because Oscar is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expense. These items, which could materially affect the computation of forecasted GAAP net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Oscar’s control. As such, any associated estimate and its impact on GAAP net income (loss) could vary materially.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including Total revenue, Medical Loss Ratio, SG&A Expense Ratio and Adjusted EBITDA and other financial performance metrics, and the related underlying assumptions, our profitability goals, our business and financial prospects, including potential future growth, and our management’s plans and objectives for future operations, expectations and business strategy. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our ability to execute our strategy and manage our growth effectively; our ability to retain and expand our member base; heightened competition in the markets in which we participate; our ability to accurately estimate our incurred medical expenses or effectively manage our medical costs or related administrative costs; our ability to achieve or maintain profitability in the future; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended (collectively, the “ACA”), and any regulations enacted thereunder; our ability to comply with ongoing regulatory requirements, including capital reserve and surplus requirements and applicable performance standards; changes or developments in the health insurance markets in the United States, including passage and implementation of a law to create a single-payer or government-run health insurance program; our, or any of our vendors’, ability to comply with laws, regulations, and standards related to the handling of information about individuals or applicable consumer protection laws; our ability to arrange for the delivery of quality care and maintain good relations with the physicians, hospitals, and other providers within and outside our provider networks; unanticipated results of, or changes to, risk adjustment programs; our ability to utilize quota share reinsurance to meet our capital and surplus requirements and protect against downside risk on medical claims; unfavorable or otherwise costly outcomes of lawsuits, audits, investigations, and claims that arise from the extensive laws and regulations to which we are subject; incurrence of data security breaches of our and our partners’ information and technology systems; our ability to attract and retain qualified personnel; our ability to detect and prevent material weaknesses or significant control deficiencies in our internal controls over financial reporting or other failure to maintain an effective system of internal controls; adverse publicity or other adverse consequences related to our dual class structure or “controlled company” status; and the other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC, including our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, to be filed with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Oscar Health, Inc.
News Release

About Oscar Health
Oscar Health, Inc. (“Oscar”) is a leading healthcare technology company built around a full stack technology platform and a relentless focus on serving our members. We have been challenging the status quo in the healthcare system since our founding in 2012, and are dedicated to making a healthier life accessible and affordable for all. Oscar offers Individual & Family plans and health technology solutions that power the healthcare industry through +Oscar. Our technology drives superior experiences, deep engagement, and high-value clinical care, earning us the trust of approximately 1.65 million members, as of September 30, 2024.

Investor Contact:
Chris Potochar
VP of Investor Relations
ir@hioscar.com

Media Contact:
Kristen Prestano
VP of Communications
press@hioscar.com

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenue
Premium	$2,368,257	$1,392,082	$6,626,055	$4,295,674
Investment income	50,326	42,368	143,309	119,908
Services and other	4,899	5,541	15,764	15,629
Total revenue	2,423,482	1,439,991	6,785,128	4,431,211
Operating Expenses
Medical	2,003,979	1,163,194	5,267,475	3,436,785
Selling, general, and administrative	460,377	325,850	1,289,745	1,061,612
Depreciation and amortization	7,500	9,191	22,912	22,952
Total operating expenses	2,471,856	1,498,235	6,580,132	4,521,349
Earnings (loss) from operations	(48,374)	(58,244)	204,996	(90,138)
Interest expense	5,815	6,130	17,708	18,386
Other expenses (income)	(1,877)	414	173	8,132
Earnings (loss) before income taxes	(52,312)	(64,788)	187,115	(116,656)
Income tax expense	2,076	915	7,709	4,100
Net income (loss)	(54,388)	(65,703)	179,406	(120,756)
Less: Net income (loss) attributable to noncontrolling interests	208	(305)	427	(58)
Net income (loss) attributable to Oscar Health, Inc.	$(54,596)	$(65,398)	$178,979	$(120,698)

Earnings (Loss) per Share
Basic	$(0.22)	$(0.29)	$0.75	$(0.55)
Diluted	$(0.22)	$(0.29)	$0.65	$(0.55)
Weighted Average Common Shares Outstanding
Basic	243,106	223,099	237,759	219,827
Diluted	243,106	223,099	301,459	219,827

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$1,206,145	$1,870,315
Short-term investments	503,784	689,833
Premiums and accounts receivable (net of allowance for credit losses of $30,100 and $31,600)	300,635	201,269
Risk adjustment transfer receivable	63,512	51,925
Reinsurance recoverable	273,317	241,194
Other current assets	20,661	6,564
Total current assets	2,368,054	3,061,100
Property, equipment, and capitalized software, net	66,631	61,930
Long-term investments	1,933,892	365,309
Restricted deposits	30,069	29,870
Other assets	84,369	83,271
Total assets	$4,483,015	$3,601,480

Liabilities and Stockholders' Equity
Current Liabilities:
Benefits payable	$1,356,726	$965,986
Risk adjustment transfer payable	1,083,880	1,056,941
Premium deficiency reserve	1,444	5,776
Unearned premiums	66,129	65,918
Accounts payable and other liabilities	395,481	273,367
Reinsurance payable	51,117	61,024
Total current liabilities	2,954,777	2,429,012
Long-term debt	299,361	298,777
Other liabilities	63,537	67,574
Total liabilities	3,317,675	2,795,363
Commitments and contingencies
Stockholders' Equity
Class A common stock ($0.00001 par value; 825,000 thousand shares authorized, 211,702 thousand and 193,875 thousand shares outstanding as of September 30, 2024 and December 31, 2023, respectively)	2	2
Class B common stock ($0.00001 par value; 82,500 thousand shares authorized, 35,514 thousand shares outstanding as of September 30, 2024 and December 31, 2023, respectively)	—	—
Treasury stock (315 thousand shares as of September 30, 2024 and December 31, 2023)	(2,923)	(2,923)
Additional paid-in capital	3,837,369	3,682,294
Accumulated deficit	(2,697,736)	(2,876,715)
Accumulated other comprehensive income	26,051	1,309
Total Oscar Health, Inc. stockholders' equity	1,162,763	803,967
Noncontrolling interests	2,577	2,150
Total stockholders' equity	1,165,340	806,117
Total liabilities and stockholders' equity	$4,483,015	$3,601,480

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Cash Flows from Operating Activities:
Net income (loss)	$179,406	$(120,756)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred taxes	(68)	95
Net realized loss on sale of financial instruments	2	70
Depreciation and amortization expense	22,912	22,952
Amortization of debt issuance costs	583	583
Stock-based compensation expense	83,969	133,541
Net accretion of investments	(18,956)	(22,856)
Change in provision for credit losses	(1,500)	12,000
Changes in assets and liabilities:
(Increase) / decrease in:
Premiums and accounts receivable	(97,867)	(2,622)
Risk adjustment transfer receivable	(11,587)	(4,265)
Reinsurance recoverable	(32,123)	615,084
Other assets	(15,127)	3,854
Increase / (decrease) in:
Benefits payable	390,740	(27,278)
Unearned premiums	211	(7,396)
Premium deficiency reserve	(4,332)	(4,035)
Accounts payable and other liabilities	118,079	(41,366)
Reinsurance payable	(9,907)	(360,335)
Risk adjustment transfer payable	26,938	(766,297)
Net cash provided by (used in) operating activities	631,373	(569,027)
Cash Flows from Investing Activities:
Purchase of investments	(2,023,049)	(622,183)
Sale of investments	21,188	26,656
Maturity of investments	663,011	1,019,612
Purchase of property, equipment and capitalized software	(21,078)	(19,475)
Change in restricted deposits	3,942	100
Net cash (used in) provided by investing activities	(1,355,986)	404,710
Cash Flows from Financing Activities:
Proceeds from joint venture contribution	—	2,491
Proceeds from exercise of stock options	64,571	2,886
Net cash provided by financing activities	64,571	5,377
Decrease in cash, cash equivalents and restricted cash equivalents	(660,042)	(158,940)
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	1,891,971	1,580,497
Cash, cash equivalents, restricted cash and cash equivalents—end of period	1,231,929	1,421,557
Cash and cash equivalents	1,206,145	1,399,791
Restricted cash and cash equivalents included in restricted deposits	25,784	21,766
Total cash, cash equivalents and restricted cash and cash equivalents	$1,231,929	$1,421,557
Supplemental Disclosures:
Interest payments	$22,480	$22,893
Income tax payments	$636	$1,000

Oscar Health, Inc.
News Release

Key Operating and Non-GAAP Financial Metrics
We regularly review the following key operating and Non-GAAP financial metrics to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Members
Members are defined as any individual covered by a health plan that we offer directly or through a co-branded arrangement. We view the number of members enrolled in our health plans as an important metric to help evaluate and estimate revenue and market share. Additionally, the more members we enroll, the more data we have, which allows us to improve the functionality of our platform.

Total Revenue
Total revenue includes Premium revenue, Investment income, and Services and other revenue. We believe Total revenue is an important metric to assess the growth of our business, as well as the earnings potential of our investment portfolio.

Medical Loss Ratio
Medical Loss Ratio is a metric used to calculate medical expenses as a percentage of net premiums before ceded quota share reinsurance. Medical expenses are the total expenses incurred by members in order to utilize health care services less any member cost sharing. These services include inpatient, outpatient, pharmacy, and physician costs. Medical claims also include fee-for-service claims, pharmacy benefits, capitation payments to providers, provider disputed claims, risk sharing arrangements with certain of our providers, and various other medical-related costs. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to the net premium before ceded reinsurance. MLR in our existing products are subject to various federal and state minimum requirements.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2024	2023	2024	2023
Medical	$2,003,979	$1,163,194	$5,267,475	$3,436,785
Less: Ceded quota share reinsurance claims (1)	2,036	(4,870)	(2,879)	(1,221)
Net claims before ceded quota share reinsurance (A)	$2,001,942	$1,168,064	$5,270,353	$3,438,006

Premium	$2,368,257	$1,392,082	$6,626,055	$4,295,674
Less: Ceded quota share reinsurance premiums (2)	2,971	(1,448)	(1,865)	(2,131)
Net premiums before ceded quota share reinsurance (B)	$2,365,286	$1,393,530	$6,627,920	$4,297,805
Medical Loss Ratio (A divided by B)	84.6%	83.8%	79.5%	80.0%
(1)Represents prior period development for claims ceded to reinsurers pursuant to quota share treaties accounted for under reinsurance accounting, which are in runoff.
(2)Represents prior period development for premiums ceded to reinsurers pursuant to quota share treaties accounted for under reinsurance accounting, which are in runoff.

SG&A Expense Ratio
The SG&A Expense Ratio reflects the Company’s selling, general and administrative ("SG&A") expenses, as a percentage of Total revenue. Selling, general and administrative expenses primarily include distribution expenses, wages, benefits, costs of software and hardware, the impact of quota share reinsurance, stock-based compensation, and other administrative costs. We believe the SG&A Expense Ratio is useful to evaluate our ability to manage our overall selling, general, and administrative cost base.

Adjusted EBITDA
Adjusted EBITDA is defined as Net income (loss) for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), and depreciation and amortization, as further adjusted for stock-based compensation and other items that are considered unusual or not representative of underlying trends of our business, where applicable for the period presented. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

Oscar Health, Inc.
News Release

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable U.S. GAAP measure, Net income (loss), we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net income (loss) or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$(54,388)	$(65,703)	$179,406	$(120,756)
Interest expense	5,815	6,130	17,708	18,386
Other expenses	(1,877)	414	173	8,132
Income tax expense	2,076	915	7,709	4,100
Depreciation and amortization	7,500	9,191	22,912	22,952
Stock-based compensation(1)	29,311	28,768	83,969	133,541
Adjusted EBITDA	$(11,563)	$(20,285)	$311,877	$66,355
(1)Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards. The nine months ended September 30, 2023 includes a non-recurring charge of $46.3 million related to accelerated stock-based compensation expense recognized as a result of the cancellation of the Founders Awards previously granted to Mario Schlosser and Joshua Kushner.

Oscar Health, Inc.
News Release

Appendix

Oscar Health, Inc.
News Release

Reinsurance Impact

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Quota share ceded premiums	$1,300	$284	$(3,120)	$7,107
Quota share ceded claims	(2,036)	4,869	2,879	1,221
Ceding commission, net of deposit accounting impact (1)	(13,747)	(7,169)	(39,273)	(23,431)
Experience refund	1,671	(1,732)	1,255	(9,238)
Net quota share impact	$(12,812)	$(3,748)	$(38,259)	$(24,341)
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(13,658) and $(7,139) for the three months ended September 30, 2024 and 2023,respectively, and $(39,656) and $(22,455) for the nine months ended September 30, 2024 and 2023, respectively.

The Company records Premium revenue net of reinsurance. The following table reconciles total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total Premium revenue in the Condensed Consolidated Statements of Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Direct policy premiums	$2,687,883	$1,548,571	$7,542,098	$4,796,819
Assumed premiums	55,062	57,836	173,134	174,166
Risk adjustment transfers	(374,828)	(211,422)	(1,077,121)	(665,200)
Reinsurance premiums ceded	140	(2,903)	(12,056)	(10,111)
Premium	$2,368,257	$1,392,082	$6,626,055	$4,295,674

The Company records Medical expenses net of reinsurance recoveries. The following table reconciles total Medical expenses to the amount presented in the Condensed Consolidated Statements of Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Direct claims incurred	$1,986,189	$1,116,679	$5,189,901	$3,301,424
Ceded reinsurance claims	(41,171)	(15,266)	(90,823)	(33,833)
Assumed reinsurance claims	58,961	61,781	168,397	169,194
Medical expenses	$2,003,979	$1,163,194	$5,267,475	$3,436,785

The Company records Selling, general and administrative ("SG&A") expenses net of reinsurance ceding commissions and assumed SG&A expenses. The following table reconciles total Selling, general and administrative expenses to the amount presented in the Condensed Consolidated Statements of Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Selling, general and administrative expenses, gross	$459,522	$325,820	$1,289,362	$1,060,636
Reinsurance ceding commissions	855	30	383	976
Selling, general and administrative expenses	$460,377	$325,850	$1,289,745	$1,061,612

The Company classifies Reinsurance recoverable within current assets on its Condensed Consolidated Balance Sheets. The composition of the Reinsurance recoverable balance is as follows:

(in thousands)	September 30, 2024	December 31, 2023
Reinsurance premium and claim recoverables	$272,478	$224,837
Reinsurance ceding commissions	6,915	7,054
Experience refunds on reinsurance agreements	(6,076)	9,303
Reinsurance recoverable	$273,317	$241,194